UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2018

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2018, Century Aluminum Company (the “Company”) announced the hiring of Craig C. Conti as Executive Vice President and Chief Financial Officer of the Company. Mr. Conti will join the Company on July 30, 2018 and will report directly to the Company’s Chief Executive Officer.
Mr. Conti is presently Corporate Vice President of Financial Planning and Analysis at Illinois Tool Works (“ITW”) and previously served as Chief Financial Officer of ITW’s welding segment from 2014 to 2017. Mr. Conti also held a number of positions at General Electric Corporation from 1999 to 2014, including Executive Director of Plan and Analysis for GE Healthcare IT, Vice President of Finance for GE Capital’s Rail Services business and Chief Financial Officer of Global Services for GE Transportation. Mr. Conti holds an M.B.A. from Northwestern University - Kellogg School of Management and a B.S. in Finance and Accounting from Siena College.
In connection with Mr. Conti’s appointment, the Company and Mr. Conti have entered into an offer letter providing for the terms of his employment, including an initial annual base salary of $400,000 and participation in the Company’s Annual Incentive Plan with a target bonus equal to 70% of base salary, in each case prorated from Mr. Conti’s start date. Mr. Conti will also receive equity awards pursuant to the Company’s 2018-2020 Long-Term Incentive Plan with a target award opportunity equal to 120% of base salary and will be eligible to receive future equity grants when such grants are made to other senior executives. To compensate Mr. Conti for equity lost as a result of his leaving his current employer and to induce him to join the Company, Mr. Conti will receive a one-time award of time-vesting performance share units valued at $165,000, vesting 50% on February 15, 2019 and 50% on February 15, 2020.
Mr. Conti will be eligible participate in the Company’s other compensation programs on the same basis as other similarly situated executives, including the Company’s Executive Severance Plan. Pursuant to the Executive Severance Plan, in the event Mr. Conti’s employment is terminated other than by the Company for cause or by Mr. Conti other than for good reason, Mr. Conti will be entitled to certain severance benefits similar to other Tier II participants in the plan.
The foregoing description of the offer letter is summary in nature, and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
On July 16, 2018, the Company issued a press release announcing Mr. Conti’s hiring as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
10.1	Offer Letter between Century Aluminum Company and Craig Conti

99.1	Press Release dated July 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	July 16, 2018	By:	/s/ Jesse E. Gary
			Name:	Jesse E. Gary
			Title:	Executive Vice President, General Counsel & Secretary